Exhibit 99.1 9.1

News Release

Abbott Reports Second-Quarter 2023 Results; Increases Outlook For Underlying Base Business

–Sales of $10.0 billion driven by strong underlying base business performance
–Reported sales decreased 11.4 percent due to anticipated decline in COVID-19 testing-related sales versus prior year
–Organic sales growth for underlying base business of 11.5 percent, led by Medical Devices, Established Pharmaceuticals and Nutrition
–Continues to strengthen portfolio with new product approvals and expanded reimbursement coverage

ABBOTT PARK, Ill., July 20, 2023 — Abbott today announced financial results for the second quarter ended June 30, 2023.

•Second-quarter GAAP diluted EPS of $0.78 and adjusted diluted EPS of $1.08, which excludes specified items.
•Projected full-year 2023 diluted EPS on a GAAP basis of $3.02 to $3.22.
•Projected full-year adjusted EPS of $4.30 to $4.50 remains unchanged but reflects an increased outlook for the underlying base business offset by a lower forecasted earnings contribution from COVID-19 testing-related sales.
•Abbott now projects full-year 2023 organic sales growth, excluding COVID-19 testing-related sales1, to be in the low double-digits2 and COVID-19 testing-related sales of approximately $1.3 billion.
•In May, Abbott received U.S. Food and Drug Administration (FDA) approval of its TactiFlex® Ablation Catheter, Sensor Enabled™, the world's first ablation catheter with a unique flexible electrode tip and contact force sensing technology to treat patients with atrial fibrillation (AFib).
•In June, Abbott announced its FreeStyle Libre® 2 system is the first and only continuous glucose monitoring (CGM) system to receive expanded national reimbursement in France to now include all people with diabetes who use insulin.
•In June, Abbott received U.S. FDA approval of its AVEIR™ dual chamber (DR) leadless pacemaker system, the world's first dual chamber leadless pacing system that treats people with abnormal heart rhythms.

"We're achieving strong growth in our underlying base business," said Robert B. Ford, chairman and chief executive officer, Abbott. "We expect our highly productive pipeline to sustain the momentum we're building this year and position us well for growth in the future."
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SECOND-QUARTER BUSINESS OVERVIEW
Management believes that measuring sales growth rates on an organic basis, which excludes the impact of foreign exchange, the impact of exiting the pediatric nutrition business in China, and the impact of the acquisition of Cardiovascular Systems, Inc. (CSI) is an appropriate way for investors to best understand the core underlying performance of the business. Management further believes that measuring sales growth rates on an organic basis excluding COVID-19 tests is an appropriate way for investors to best understand underlying base business performance as the COVID-19 pandemic has shifted to an endemic state, resulting in significantly lower demand for COVID-19 tests.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Second Quarter 2023 Results (2Q23)

Sales 2Q23 ($ in millions)	Total Company	Nutrition	Diagnostics	Established Pharmaceuticals	Medical Devices
U.S.	3,758	881	961	—	1,913
International	6,220	1,195	1,356	1,287	2,382
Total reported	9,978	2,076	2,317	1,287	4,295

% Change vs. 2Q22
U.S.	(23.2)	15.7	(60.7)	n/a	13.3
International	(2.3)	0.3	(26.8)	5.2	13.6
Total reported	(11.4)	6.3	(46.0)	5.2	13.5
Impact of foreign exchange	(2.5)	(3.0)	(1.3)	(7.4)	(1.9)
Impact of CSI acquisition	0.4	—	—	—	1.2
Impact of business exit	(0.1)	(0.6)	—	—	—
Organic	(9.2)	9.9	(44.7)	12.6	14.2
Impact of COVID-19 testing sales (3)	(20.7)	—	(51.8)	—	—
Organic (excluding COVID-19 tests)	11.5	9.9	7.1	12.6	14.2

U.S.	10.9	15.7	5.2	n/a	11.0
International	11.9	6.1	8.2	12.6	16.8

First Half 2023 Results (1H23)

Sales 1H23 ($ in millions)	Total Company	Nutrition	Diagnostics	Established Pharmaceuticals	Medical Devices
U.S.	7,686	1,693	2,296	—	3,691
International	12,039	2,350	2,709	2,476	4,504
Total reported	19,725	4,043	5,005	2,476	8,195

% Change vs. 1H22
U.S.	(21.8)	17.7	(55.4)	n/a	14.2
International	(9.6)	(2.4)	(38.4)	4.4	8.6
Total reported	(14.8)	5.1	(47.6)	4.4	11.0
Impact of foreign exchange	(2.9)	(3.4)	(1.6)	(7.5)	(2.9)
Impact of CSI acquisition	0.2	—	—	—	0.6
Impact of business exit	(0.2)	(1.6)	—	—	—
Organic	(11.9)	10.1	(46.0)	11.9	13.3
Impact of COVID-19 testing sales (3)	(22.6)	—	(51.7)	—	—
Organic (excluding COVID-19 tests)	10.7	10.1	5.7	11.9	13.3

U.S.	11.7	17.7	2.7	n/a	12.9
International	10.2	5.4	7.5	11.9	13.7
Refer to page 16 for a reconciliation of adjusted historical revenue to reported revenue.

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Nutrition

Second Quarter 2023 Results (2Q23)

Sales 2Q23 ($ in millions)	Total	Pediatric	Adult
U.S.	881	507	374
International	1,195	517	678
Total reported	2,076	1,024	1,052

% Change vs. 2Q22
U.S.	15.7	22.5	7.6
International	0.3	1.1	(0.2)
Total reported	6.3	10.6	2.5
Impact of foreign exchange	(3.0)	(2.3)	(3.5)
Impact of business exit	(0.6)	(1.6)	—
Organic	9.9	14.5	6.0

U.S.	15.7	22.5	7.6
International	6.1	7.5	5.2
Worldwide Nutrition sales increased 6.3 percent on a reported basis and 9.9 percent on an organic basis in the second quarter. Refer to page 16 for a reconciliation of adjusted historical revenue to reported revenue.
In Pediatric Nutrition, global sales increased 10.6 percent on a reported basis and 14.5 percent on an organic basis. In the U.S., sales growth of 22.5 percent was primarily driven by continued market share recovery in the infant formula business following a voluntary recall of certain products last year.
In Adult Nutrition, global sales increased 2.5 percent on a reported basis and 6.0 percent on an organic basis, which was led by strong global growth of Ensure®, Abbott's market-leading complete and balanced nutrition brand.

First Half 2023 Results (1H23)

Sales 1H23 ($ in millions)	Total	Pediatric	Adult
U.S.	1,693	966	727
International	2,350	982	1,368
Total reported	4,043	1,948	2,095

% Change vs. 1H22
U.S.	17.7	28.6	5.8
International	(2.4)	(3.8)	(1.4)
Total reported	5.1	9.9	1.0
Impact of foreign exchange	(3.4)	(2.6)	(4.1)
Impact of business exit	(1.6)	(3.8)	—
Organic	10.1	16.3	5.1

U.S.	17.7	28.6	5.8
International	5.4	6.4	4.8

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Diagnostics

Second Quarter 2023 Results (2Q23)

Sales 2Q23 ($ in millions)	Total	Core Laboratory	Molecular	Point of Care	Rapid Diagnostics *
U.S.	961	311	43	99	508
International	1,356	982	98	43	233
Total reported	2,317	1,293	141	142	741

% Change vs. 2Q22
U.S.	(60.7)	8.6	(40.1)	(2.3)	(74.4)
International	(26.8)	5.1	(29.9)	13.1	(68.5)
Total reported	(46.0)	5.9	(33.3)	1.9	(72.8)
Impact of foreign exchange	(1.3)	(3.6)	(1.2)	(0.5)	(0.5)
Organic	(44.7)	9.5	(32.1)	2.4	(72.3)
Impact of COVID-19 testing sales (3)	(51.8)	(0.6)	(30.8)	—	(75.6)
Organic (excluding COVID-19 tests)	7.1	10.1	(1.3)	2.4	3.3

U.S.	5.2	9.4	3.4	(2.3)	4.0
International	8.2	10.4	(3.1)	15.2	2.3

As expected, Diagnostics sales growth in the second quarter was negatively impacted by year-over-year declines in COVID-19 testing-related sales3. Worldwide COVID-19 testing sales were $263 million in the second quarter of 2023 compared to $2.324 billion in the second quarter of the prior year.

Excluding COVID-19 testing-related sales, global Diagnostics sales increased 4.3 percent on a reported basis and 7.1 percent on an organic basis.

First Half 2023 Results (1H23)

Sales 1H23 ($ in millions)	Total	Core Laboratory	Molecular	Point of Care	Rapid Diagnostics *
U.S.	2,296	600	90	192	1,414
International	2,709	1,875	198	84	552
Total reported	5,005	2,475	288	276	1,966

% Change vs. 1H22
U.S.	(55.4)	8.2	(63.2)	0.1	(66.0)
International	(38.4)	1.3	(48.9)	11.2	(73.5)
Total reported	(47.6)	2.9	(54.4)	3.2	(68.5)
Impact of foreign exchange	(1.6)	(4.4)	(1.1)	(0.8)	(0.6)
Organic	(46.0)	7.3	(53.3)	4.0	(67.9)
Impact of COVID-19 testing sales (3)	(51.7)	(1.3)	(38.8)	—	(73.6)
Organic (excluding COVID-19 tests)	5.7	8.6	(14.5)	4.0	5.7

U.S.	2.7	9.2	(21.0)	0.1	1.5
International	7.5	8.5	(11.6)	14.0	12.3
*The Acelis Connected Health business was internally transferred from Rapid Diagnostics to Heart Failure on January 1, 2023. As a result, $28 million of sales in the second quarter of 2022 and $57 million in the first half 2022 were moved from Rapid Diagnostics to Heart Failure.

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Established Pharmaceuticals

Second Quarter 2023 Results (2Q23)

Sales 2Q23 ($ in millions)	Total	Key Emerging Markets	Other
U.S.	—	—	—
International	1,287	990	297
Total reported	1,287	990	297

% Change vs. 2Q22
U.S.	n/a	n/a	n/a
International	5.2	4.6	7.1
Total reported	5.2	4.6	7.1
Impact of foreign exchange	(7.4)	(8.4)	(4.4)
Organic	12.6	13.0	11.5

U.S.	n/a	n/a	n/a
International	12.6	13.0	11.5
Established Pharmaceuticals sales increased 5.2 percent on a reported basis and 12.6 percent on an organic basis in the second quarter.

Key Emerging Markets include several emerging countries that represent the most attractive long-term growth opportunities for Abbott's branded generics product portfolio. Sales in these geographies increased 4.6 percent on a reported basis and 13.0 percent on an organic basis, led by growth in several geographies and therapeutic areas, including gastroenterology, women's health, and central nervous system/pain management.

First Half 2023 Results (1H23)

Sales 1H23 ($ in millions)	Total	Key Emerging Markets	Other
U.S.	—	—	—
International	2,476	1,902	574
Total reported	2,476	1,902	574

% Change vs. 1H22
U.S.	n/a	n/a	n/a
International	4.4	2.7	10.8
Total reported	4.4	2.7	10.8
Impact of foreign exchange	(7.5)	(8.0)	(5.5)
Organic	11.9	10.7	16.3

U.S.	n/a	n/a	n/a
International	11.9	10.7	16.3

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Medical Devices

Second Quarter 2023 Results (2Q23)

Sales 2Q23 ($ in millions)	Total	Rhythm Management	Electro- physiology	Heart Failure *	Vascular	Structural Heart	Neuro-modulation	Diabetes Care
U.S.	1,913	269	245	226	264	219	185	505
International	2,382	314	308	69	451	279	42	919
Total reported	4,295	583	553	295	715	498	227	1,424

% Change vs. 2Q22
U.S.	13.3	2.0	8.8	8.9	15.4	5.9	17.6	26.6
International	13.6	10.3	18.7	11.9	6.1	19.8	5.1	15.8
Total reported	13.5	6.3	14.1	9.6	9.3	13.3	15.1	19.4
Impact of foreign exchange	(1.9)	(1.9)	(2.8)	(0.3)	(2.3)	(1.5)	(1.1)	(2.0)
Impact of CSI acquisition	1.2	—	—	—	6.6	—	—	—
Organic	14.2	8.2	16.9	9.9	5.0	14.8	16.2	21.4

U.S.	11.0	2.0	8.8	8.9	(1.9)	5.9	17.6	26.6
International	16.8	14.0	23.9	13.2	8.7	22.6	10.5	18.8
Worldwide Medical Devices sales increased 13.5 percent on a reported basis and 14.2 percent on an organic basis in the second quarter. Sales growth was led by double-digit organic growth in Diabetes Care, Electrophysiology, Structural Heart and Neuromodulation. Several recently launched products and new indications contributed to the strong performance, including Amplatzer® Amulet®, Navitor®, TriClip®, and Aveir™.

In Electrophysiology, internationally, sales grew high-teens on a reported basis and more than 20 percent on an organic basis, which includes high-teens growth in Europe.

In Diabetes Care, Freestyle Libre sales were $1.3 billion, which represents sales growth of 22.9 percent on a reported basis and 24.7 percent on an organic basis.

First Half 2023 Results (1H23)

Sales 1H23 ($ in millions)	Total	Rhythm Management	Electro- physiology	Heart Failure *	Vascular	Structural Heart	Neuro-modulation	Diabetes Care
U.S.	3,691	529	483	444	482	429	340	984
International	4,504	581	575	132	850	530	83	1,753
Total reported	8,195	1,110	1,058	576	1,332	959	423	2,737

% Change vs. 1H22
U.S.	14.2	3.2	9.4	10.0	10.3	8.1	13.2	32.7
International	8.6	3.6	8.7	14.1	1.8	16.8	9.1	11.2
Total reported	11.0	3.4	9.0	10.9	4.7	12.8	12.4	18.1
Impact of foreign exchange	(2.9)	(2.8)	(3.8)	(0.8)	(3.1)	(2.7)	(1.4)	(3.1)
Impact of CSI acquisition	0.6	—	—	—	3.4	—	—	—
Organic	13.3	6.2	12.8	11.7	4.4	15.5	13.8	21.2

U.S.	12.9	3.2	9.4	10.0	1.3	8.1	13.2	32.7
International	13.7	8.9	15.7	17.4	6.1	22.0	16.1	15.8

*The Acelis Connected Health business was internally transferred from Rapid Diagnostics to Heart Failure on January 1, 2023. As a result, $28 million of sales in the second quarter of 2022 and $57 million in the first half of 2022 were moved from Rapid Diagnostics to Heart Failure.

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ABBOTT'S EARNINGS-PER-SHARE GUIDANCE
Abbott projects full-year 2023 diluted earnings per share under GAAP of $3.02 to $3.22. Abbott forecasts specified items for the full-year 2023 of $1.28 per share primarily related to intangible amortization, costs associated with acquisitions, restructuring and cost reduction initiatives and other net expenses. Excluding specified items, projected adjusted diluted earnings per share would be $4.30 to $4.50 for the full-year 2023.
ABBOTT DECLARES 398TH CONSECUTIVE QUARTERLY DIVIDEND
On June 9, 2023, the board of directors of Abbott declared the company's quarterly dividend of $0.51 per share. Abbott's cash dividend is payable August 15, 2023, to shareholders of record at the close of business on July 14, 2023.

Abbott has increased its dividend payout for 51 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:
Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 115,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com, on LinkedIn at www.linkedin.com/company/abbott-/, on Facebook at www.facebook.com/Abbott and on Twitter @AbbottNews.
Abbott will live-webcast its second-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8:30 a.m. Central time today. An archived edition of the webcast will be available later in the day.
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— Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2022, and are incorporated herein by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial: Michael Comilla, 224-668-1872 Ryan Aliff, 224-667-2299	Abbott Media: Karen Twigg May, 224-668-2681 Kate Dyer, 224-668-9965
1For the full-year 2022, COVID-19 testing-related sales were $8.368 billion and total worldwide sales were $43.653 billion.

2Abbott has not provided the related GAAP financial measure for organic sales growth, excluding COVID-19 testing-related sales, on a forward-looking basis because the company is unable to predict the impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could significantly impact reported sales growth.

3Diagnostic sales and COVID-19 testing-related sales in 2023 and 2022 are summarized below:

	Sales 2Q23			COVID Tests Sales 2Q23
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	961	1,356	2,317	216	47	263
Core Laboratory	311	982	1,293	2	3	5
Molecular	43	98	141	4	4	8
Rapid Diagnostics	508	233	741	210	40	250

	Sales 2Q22			COVID Tests Sales 2Q22
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	2,441	1,853	4,294	1,732	592	2,324
Core Laboratory	287	934	1,221	3	9	12
Molecular	71	141	212	34	41	75
Rapid Diagnostics	1,982	740	2,722	1,695	542	2,237

	Sales 1H23			COVID Tests Sales 1H23
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	2,296	2,709	5,005	824	169	993
Core Laboratory	600	1,875	2,475	4	7	11
Molecular	90	198	288	14	14	28
Rapid Diagnostics	1,414	552	1,966	806	148	954

	Sales 1H22			COVID Tests Sales 1H22
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	5,153	4,398	9,551	3,720	1,908	5,628
Core Laboratory	555	1,850	2,405	8	32	40
Molecular	243	389	632	148	173	321
Rapid Diagnostics	4,163	2,084	6,247	3,564	1,703	5,267

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Abbott Laboratories and Subsidiaries
Condensed Consolidated Statement of Earnings
Second Quarter Ended June 30, 2023 and 2022
(in millions, except per share data)
(unaudited)

	2Q23	2Q22	% Change
Net Sales	$9,978	$11,257	(11.4)

Cost of products sold, excluding amortization expense	4,483	4,933	(9.1)
Amortization of intangible assets	498	507	(1.7)
Research and development	715	684	4.5
Selling, general, and administrative	2,740	2,757	(0.6)
Total Operating Cost and Expenses	8,436	8,881	(5.0)

Operating Earnings	1,542	2,376	(35.1)

Interest expense, net	61	106	(41.7)
Net foreign exchange (gain) loss	21	—	n/m
Other (income) expense, net	(176)	(82)	115.9
Earnings before taxes	1,636	2,352	(30.4)
Taxes on earnings	261	334	(22.0)	1)

Net Earnings	$1,375	$2,018	(31.8)

Net Earnings excluding Specified Items, as described below	$1,893	$2,542	(25.5)	2)

Diluted Earnings per Common Share	$0.78	$1.14	(31.6)

Diluted Earnings per Common Share, excluding Specified Items, as described below	$1.08	$1.43	(24.5)	2)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,750	1,765

NOTES:
See tables on page 13 for an explanation of certain non-GAAP financial information.
n/m = Percent change is not meaningful.
See footnotes on the following page.
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1)2023 Taxes on Earnings includes the recognition of approximately $40 million of net tax expense as a result of the resolution of various tax positions related to prior years.
2)2023 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $518 million, or $0.30 per share, for intangible amortization, charges related to restructuring and cost reduction initiatives, expenses associated with acquisitions and other net expenses.
2022 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $524 million, or $0.29 per share, for intangible amortization, charges related to a voluntary recall and other net expenses primarily associated with acquisitions.

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Abbott Laboratories and Subsidiaries
Condensed Consolidated Statement of Earnings
First Half Ended June 30, 2023 and 2022
(in millions, except per share data)
(unaudited)

	1H23	1H22	% Change
Net Sales	$19,725	$23,152	(14.8)

Cost of products sold, excluding amortization expense	8,814	9,920	(11.2)
Amortization of intangible assets	989	1,019	(2.9)
Research and development	1,369	1,381	(0.9)
Selling, general, and administrative	5,502	5,544	(0.8)
Total Operating Cost and Expenses	16,674	17,864	(6.7)

Operating Earnings	3,051	5,288	(42.3)

Interest expense, net	113	223	(49.2)
Net foreign exchange (gain) loss	27	(3)	n/m
Other (income) expense, net	(287)	(160)	79.3
Earnings before taxes	3,198	5,228	(38.8)
Taxes on earnings	505	763	(33.8)	1)

Net Earnings	$2,693	$4,465	(39.7)

Net Earnings excluding Specified Items, as described below	$3,708	$5,619	(34.0)	2)

Diluted Earnings per Common Share	$1.53	$2.51	(39.0)

Diluted Earnings per Common Share, excluding Specified Items, as described below	$2.11	$3.16	(33.2)	2)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,751	1,770

NOTES:
See tables on page 14 for an explanation of certain non-GAAP financial information.
n/m = Percent change is not meaningful.
See footnotes on the following page.

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1)2023 Taxes on Earnings includes the recognition of approximately $62 million of net tax expense as a result of the resolution of various tax positions related to prior years.
2022 Taxes on Earnings includes the recognition of approximately $27 million of net tax expense as a result of the resolution of various tax positions related to prior years and approximately $32 million in excess tax benefits associated with share-based compensation.

2)2023 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $1.015 billion, or $0.58 per share, for intangible amortization, charges related to restructuring and cost reduction initiatives, expenses associated with acquisitions and other net expenses.
2022 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $1.154 billion, or $0.65 per share, for intangible amortization, charges related to a voluntary recall and other net expenses primarily associated with acquisitions.

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Abbott Laboratories and Subsidiaries
Non-GAAP Reconciliation of Financial Information
Second Quarter Ended June 30, 2023 and 2022
(in millions, except per share data)
(unaudited)

	2Q23
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$498	$(498)	$—
Gross Margin	4,997	529	5,526
R&D	715	(72)	643
SG&A	2,740	(22)	2,718
Other (income) expense, net	(176)	57	(119)
Earnings before taxes	1,636	566	2,202
Taxes on Earnings	261	48	309
Net Earnings	1,375	518	1,893
Diluted Earnings per Share	$0.78	$0.30	$1.08

Specified items reflect intangible amortization expense of $498 million and other net expenses of $68 million associated with restructuring actions, costs associated with acquisitions and other net expenses. See page 17 for additional details regarding specified items.

	2Q22
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$507	$(507)	$—
Gross Margin	5,817	563	6,380
R&D	684	(32)	652
SG&A	2,757	(14)	2,743
Other (income) expense, net	(82)	(12)	(94)
Earnings before taxes	2,352	621	2,973
Taxes on Earnings	334	97	431
Net Earnings	2,018	524	2,542
Diluted Earnings per Share	$1.14	$0.29	$1.43

Specified items reflect intangible amortization expense of $507 million and other net expenses of $114 million that includes costs associated with a product recall, acquisitions, and other net expenses. See page 18 for additional details regarding specified items.
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Abbott Laboratories and Subsidiaries
Non-GAAP Reconciliation of Financial Information
First Half Ended June 30, 2023 and 2022
(in millions, except per share data)
(unaudited)

	1H23
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$989	$(989)	$—
Gross Margin	9,922	1,049	10,971
R&D	1,369	(98)	1,271
SG&A	5,502	(24)	5,478
Other (income) expense, net	(287)	57	(230)
Earnings before taxes	3,198	1,114	4,312
Taxes on Earnings	505	99	604
Net Earnings	2,693	1,015	3,708
Diluted Earnings per Share	$1.53	$0.58	$2.11

Specified items reflect intangible amortization expense of $989 million and other net expenses of $125 million associated with restructuring actions, costs associated with acquisitions and other expenses. See page 19 for additional details regarding specified items.

	1H22
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$1,019	$(1,019)	$—
Gross Margin	12,213	1,199	13,412
R&D	1,381	(65)	1,316
SG&A	5,544	(53)	5,491
Other (income) expense, net	(160)	(27)	(187)
Earnings before taxes	5,228	1,344	6,572
Taxes on Earnings	763	190	953
Net Earnings	4,465	1,154	5,619
Diluted Earnings per Share	$2.51	$0.65	$3.16

Specified items reflect intangible amortization expense of $1.019 billion and other net expenses of $325 million that includes costs associated with a product recall, acquisitions, and other net expenses. See page 20 for additional details regarding specified items.

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A reconciliation of the second-quarter tax rates for 2023 and 2022 is shown below:

	2Q23
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,636	$261	15.9%	1)
Specified items	566	48
Excluding specified items	$2,202	$309	14.0%

	2Q22
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2,352	$334	14.2%
Specified items	621	97
Excluding specified items	$2,973	$431	14.5%
1)2023 Taxes on Earnings includes the recognition of approximately $40 million of net tax expense as a result of the resolution of various tax positions related to prior years.

A reconciliation of the year-to-date tax rates for 2023 and 2022 is shown below:

	1H23
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$3,198	$505	15.8%	2)
Specified items	1,114	99
Excluding specified items	$4,312	$604	14.0%

	1H22
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$5,228	$763	14.6%	3)
Specified items	1,344	190
Excluding specified items	$6,572	$953	14.5%

2)2023 Taxes on Earnings includes the recognition of approximately $62 million of net tax expense as a result of the resolution of various tax positions related to prior years.

3)2022 Taxes on Earnings includes the recognition of approximately $27 million of net tax expense as a result of the resolution of various tax positions related to prior years and approximately $32 million in excess tax benefits associated with share-based compensation.

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Abbott Laboratories and Subsidiaries
Non-GAAP Revenue Reconciliation
Second Quarter and First Half Ended June 30, 2023 and 2022
($ in millions)
(unaudited)

	2Q23				2Q22			% Change vs. 2Q22
									Non-GAAP
	Abbott Reported	Impact of CSI acquisition (a)	Impact from business exit (b)	Adjusted Revenue	Abbott Reported	Impact from business exit (b)	Adjusted Revenue	Reported	Adjusted	Organic
Total Company	9,978	(43)	(29)	9,906	11,257	(39)	11,218	(11.4)	(11.7)	(9.2)
U.S.	3,758	(39)	—	3,719	4,892	—	4,892	(23.2)	(24.0)	(24.0)
Intl	6,220	(4)	(29)	6,187	6,365	(39)	6,326	(2.3)	(2.2)	2.2

Total Nutrition	2,076	—	(29)	2,047	1,953	(39)	1,914	6.3	6.9	9.9
U.S.	881	—	—	881	761	—	761	15.7	15.7	15.7
Intl	1,195	—	(29)	1,166	1,192	(39)	1,153	0.3	1.2	6.1

Pediatric Nutrition	1,024	—	(29)	995	925	(39)	886	10.6	12.2	14.5
U.S.	507	—	—	507	413	—	413	22.5	22.5	22.5
Intl	517	—	(29)	488	512	(39)	473	1.1	3.3	7.5

Total Medical Devices	4,295	(43)	—	4,252	3,785	—	3,785	13.5	12.3	14.2
U.S.	1,913	(39)	—	1,874	1,688	—	1,688	13.3	11.0	11.0
Intl	2,382	(4)	—	2,378	2,097	—	2,097	13.6	13.4	16.8

Vascular	715	(43)	—	672	653	—	653	9.3	2.7	5.0
U.S.	264	(39)	—	225	228	—	228	15.4	(1.9)	(1.9)
Intl	451	(4)	—	447	425	—	425	6.1	5.2	8.7

	1H23				1H22			% Change vs. 1H22
									Non-GAAP
	Abbott Reported	Impact of CSI acquisition (a)	Impact from business exit (b)	Adjusted Revenue	Abbott Reported	Impact from business exit (b)	Adjusted Revenue	Reported	Adjusted	Organic
Total Company	19,725	(43)	(37)	19,645	23,152	(91)	23,061	(14.8)	(14.8)	(11.9)
U.S.	7,686	(39)	—	7,647	9,829	—	9,829	(21.8)	(22.2)	(22.2)
Intl	12,039	(4)	(37)	11,998	13,323	(91)	13,232	(9.6)	(9.3)	(4.3)

Total Nutrition	4,043	—	(37)	4,006	3,847	(91)	3,756	5.1	6.7	10.1
U.S.	1,693	—	—	1,693	1,438	—	1,438	17.7	17.7	17.7
Intl	2,350	—	(37)	2,313	2,409	(91)	2,318	(2.4)	(0.1)	5.4

Pediatric Nutrition	1,948	—	(37)	1,911	1,772	(91)	1,681	9.9	13.7	16.3
U.S.	966	—	—	966	751	—	751	28.6	28.6	28.6
Intl	982	—	(37)	945	1,021	(91)	930	(3.8)	1.8	6.4

Total Medical Devices	8,195	(43)	—	8,152	7,379	—	7,379	11.0	10.4	13.3
U.S.	3,691	(39)	—	3,652	3,233	—	3,233	14.2	12.9	12.9
Intl	4,504	(4)	—	4,500	4,146	—	4,146	8.6	8.5	13.7

Vascular	1,332	(43)	—	1,289	1,272	—	1,272	4.7	1.3	4.4
U.S.	482	(39)	—	443	437	—	437	10.3	1.3	1.3
Intl	850	(4)	—	846	835	—	835	1.8	1.3	6.1

(a) Reflects the impact of the acquisition of Cardiovascular Systems, Inc. (CSI) on April 27, 2023.
(b) Reflects the impact of exiting the pediatric nutrition business in China. This action was initiated in December 2022.

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Abbott Laboratories and Subsidiaries
Details of Specified Items
Second Quarter Ended June 30, 2023
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$7	$11	$498	$13	$529
R&D	(8)	7	—	(71)	(72)
SG&A	(17)	(2)	—	(3)	(22)
Other (income) expense, net	47	—	—	10	57
Earnings before taxes	$(15)	$6	$498	$77	566
Taxes on Earnings (d)					48
Net Earnings					$518
Diluted Earnings per Share					$0.30
The table above provides additional details regarding the specified items described on page 13.

a)Acquisition-related expenses include legal and other costs related to business acquisitions as well as integration costs, which represent incremental costs directly related to integrating acquired businesses. These costs were more than offset by fair value adjustments to contingent consideration related to business acquisitions.
b)Restructuring and cost reduction initiative expenses include severance, outplacement and other direct costs associated with specific restructuring plans and cost reduction initiatives.
c)Other includes incremental costs to comply with the European Union's Medical Device Regulations (MDR) and In Vitro Diagnostics Medical Device Regulations (IVDR) requirements for previously approved products and charges for intangible asset impairments.
d)Reflects the net tax benefit associated with the specified items and tax expense as a result of the resolution of various tax positions related to prior years.

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Abbott Laboratories and Subsidiaries
Details of Specified Items
Second Quarter Ended June 30, 2022
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$20	$(6)	$507	$42	$563
R&D	(5)	—	—	(27)	(32)
SG&A	(7)	—	—	(7)	(14)
Other (income) expense, net	(4)	—	—	(8)	(12)
Earnings before taxes	$36	$(6)	$507	$84	621
Taxes on Earnings (d)					97
Net Earnings					$524
Diluted Earnings per Share					$0.29

The table above provides additional details regarding the specified items described on page 13.
a)Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for the integration of systems, processes and business activities.
b)Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives. The Gross Margin amount includes a credit associated with the charges taken in the second quarter of 2021 for a restructuring plan related to Abbott's manufacturing network for COVID-19 diagnostic tests.
c)Other includes costs related to a voluntary recall within the Nutrition segment and incremental costs to comply with the MDR and IVDR regulations for previously approved products.
d)Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

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Abbott Laboratories and Subsidiaries
Details of Specified Items
First Half Ended June 30, 2023
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$12	$32	$989	$16	$1,049
R&D	(12)	8	—	(94)	(98)
SG&A	(21)	(6)	—	3	(24)
Other (income) expense, net	41	—	—	16	57
Earnings before taxes	$4	$30	$989	$91	1,114
Taxes on Earnings (d)					99
Net Earnings					$1,015
Diluted Earnings per Share					$0.58
The table above provides additional details regarding the specified items described on page 14.

a)Acquisition-related expenses include legal and other costs related to business acquisitions as well as integration costs, which represent incremental costs directly related to integrating acquired businesses. These costs were partially offset by fair value adjustments to contingent consideration related to business acquisitions.
b)Restructuring and cost reduction initiative expenses include severance, outplacement and other direct costs associated with specific restructuring plans and cost reduction initiatives.
c)Other includes incremental costs to comply with the MDR and IVDR regulations for previously approved products and charges for intangible asset impairments.
d)Reflects the net tax benefit associated with the specified items and tax expense as a result of the resolution of various tax positions related to prior years.

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Abbott Laboratories and Subsidiaries
Details of Specified Items
First Half Ended June 30, 2022
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$41	$(12)	$1,019	$151	$1,199
R&D	(7)	(1)	—	(57)	(65)
SG&A	(18)	—	—	(35)	(53)
Other (income) expense, net	(11)	—	—	(16)	(27)
Earnings before taxes	$77	$(11)	$1,019	$259	1,344
Taxes on Earnings (d)					190
Net Earnings					$1,154
Diluted Earnings per Share					$0.65

The table above provides additional details regarding the specified items described on page 14.
a)Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for the integration of systems, processes and business activities.
b)Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives. The Gross Margin amount includes a credit associated with the charges taken in the second quarter of 2021 for a restructuring plan related to Abbott's manufacturing network for COVID-19 diagnostic tests.
c)Other includes charges related to a voluntary recall within the Nutrition segment and incremental costs to comply with the MDR and IVDR regulations for previously approved products.
d)Reflects the net tax benefit associated with the specified items, excess tax benefits associated with share-based compensation and net tax expense as a result of the resolution of various tax positions related to prior years.
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